                                                                   EXHIBIT 10.11


                           HALTER MARINE GROUP, INC.

                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                                  CERTIFICATE



     I, ____________________, Secretary of Halter Marine Group, Inc., hereby certify that the attached document is a correct copy of the Halter Marine Group, Inc. Nonqualified Deferred Compensation Plan effective as of April 1, 1998.

     Dated this ______ day of ____________, 1998.


                                    _____________________________
                                      Secretary as Aforesaid

                                        (Corporate Seal)

                           HALTER MARINE GROUP, INC.
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                                        Page

Article 1   Introduction................................................  1

            1.1   History and Purpose of the Plan, Effective Date.......  1
            1.2   Plan Administrator, Plan Year.........................  1
            1.3   The Employers.........................................  1
            1.4   Supplements...........................................  2

Article 2   Plan Participation..........................................  2

            2.1   Eligibility...........................................  2
            2.2   Adopting Subsidiaries.................................  3
            2.3   Cessation of Active Participation.....................  3

Article 3   Participants' Accounts; Deferrals and Crediting.............  4

            3.1   Participants' Accounts................................  4
            3.2   Deferral Contributions................................  4
            3.3   Deferral Election.....................................  5
            3.4   Matching Contributions................................  7
            3.5   Discretionary Contributions...........................  7
            3.6   Debiting of Distributions.............................  7
            3.7   Crediting of Earnings or Losses on Contributions......  7
            3.8   Errors in Accounts....................................  8

Article 4   Investment Funds............................................  8

            4.1   Selection by Benefits Committee.......................  8
            4.2   Participant Direction of Deemed Investments...........  8

Article 5   Payment of Account Balances.................................  9

            5.1   Benefit Payments Upon Termination of Service for
                  Reasons Other Than Death..............................  9
            5.2   Form of Distribution.................................. 10
            5.3   Death Benefits........................................ 11
            5.4   In-Service Distributions.............................. 12
            5.5   Beneficiary Designation............................... 13

Article 6   Claims...................................................... 14

            6.1   Initial Claim......................................... 14
            6.2   Appeal................................................ 14
            6.3   Satisfaction of Claims................................ 15

Article 7   No Funding of Plan Benefits................................. 15

Article 8   Benefits Committee.......................................... 15

            8.1   Benefits Committee's Duties........................... 15
            8.2   Action by Plan Administration......................... 16
            8.3   Information Required for Plan Administration.......... 17
            8.4   Decision of Benefits Committee Final.................. 17
            8.5   Interested Benefits Committee Member.................. 17
            8.6   Indemnification....................................... 17

Article 9   Relating to the Employers................................... 18

            9.1   Action by Employers................................... 18
            9.2   Additional Employers.................................. 18

Article 10 Amendment and Termination.................................... 18

           10.1   Amendment............................................. 18
           10.2   Termination........................................... 19
           10.3   Distribution on Termination........................... 19

Article 11 General Provisions........................................... 20

           11.1   Notices............................................... 20
           11.2   Nonalienation of Plan Benefits........................ 20
           11.3   Payment with Respect to Incapacitated Persons......... 20
           11.4   No Employment or Benefit Guaranty..................... 20
           11.5   Litigation............................................ 20
           11.6   Headings.............................................. 21
           11.7   Evidence.............................................. 21
           11.8   Gender and Number..................................... 21
           11.9   Waiver of Notice...................................... 21
          11.10   Applicable Law........................................ 21
          11.11   Severability.......................................... 21
          11.12   Withholding for Taxes................................. 21
          11.13   Successors............................................ 21
          11.14   Effect on Other Employee Benefit Plans................ 21

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                           HALTER MARINE GROUP, INC.
                    NONQUALIFIED DEFERRED COMPENSATION PLAN


                                   Article 1
                                  Introduction

     1.1 History and Purpose of the Plan, Effective Date. Halter Marine Group, Inc. (the "Company") has had in effect since January 1, 1997, the Supplemental Profit Sharing Plan for Employees of Halter Marine Group, Inc. and Certain Affiliates. This document represents a complete amendment and restatement of such plan into the Halter Marine Group, Inc. Nonqualified Deferred Compensation Plan (the "Plan"), effective as of April 1, 1998 (the "Effective Date"), with respect to employees who have not yet retired, terminated employment or died as of such date. The rights of anyone covered under the Plan prior to the Effective Date, who retired, terminated employment or died before that date, shall be determined in accordance with the terms and provisions of the Plan in effect immediately prior to the Effective Date, except as otherwise specifically provided herein. The purpose of the Plan on and after the Effective Date is to provide certain Eligible Employees (as defined in Section 2.1) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees' annual compensation, (ii) to receive, on a deferred basis, matching contributions made with respect to at least a portion of such employees' own deferrals, and (iii) to receive, on a deferred basis, discretionary employer contributions. The Plan is intended to be a plan that is unfunded and that is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees.

     1.2 Plan Administrator, Plan Year. The Plan is administered by the Halter Marine Group, Inc. Benefits Committee (the "Benefits Committee") which is appointed by the Board of Directors of the Company. Prior to the Effective Date, the Plan was administered on the basis of a Plan Year (the "Plan Year") which corresponded with the Company's fiscal year. As of the Effective Date, the Plan Year will be the calendar year except for the short Plan Year beginning on the Effective Date and ending on December 31, 1998. Article 8 describes certain specific powers, duties and responsibilities of the Benefits Committee with respect to the administration of the Plan.

     1.3 The Employers. Each Subsidiary of the Company which was an Employer under the Plan immediately prior to the Effective Date will continue as an adopting Employer in accordance with the terms of the Plan. With the consent of the Company, the Plan may be adopted in accordance with the provisions of
Section 9.2 by any other Subsidiary of the Company for the benefit of its Eligible Employees. For this purpose, a "Subsidiary" means any corporation more than 50 percent of the voting stock of which is directly or indirectly owned by the Company. The Company and its Subsidiaries that adopt the Plan are referred to herein collectively as the "Employers" and individually as an "Employer".

     1.4 Supplements. From time to time supplements may by amendment be attached to and form a part of this Plan. Such supplements may modify or supplement the provisions of the Plan as they apply to particular groups of Eligible Employees (as defined in Section 2.1) or groups of Participants (as defined in Section 2.1), shall specify the person affected by such supplements and shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements.


                                   Article 2
                               Plan Participation

     2.1 Eligibility. Each Eligible Employee who was an active Participant under the Plan immediately prior to the Effective Date shall continue as an active Participant in accordance with the terms of the Plan. Each Eligible Employee on the Effective Date who was not an active Participant immediately prior to the Effective Date shall become an active Participant in the Plan as of the Effective Date. Each other Eligible Employee shall become an active Participant in the Plan as of the date he is notified by the Benefits Committee that he has been selected by the Benefits Committee to become a Plan Participant. The Benefits Committee shall consider such factors as it, in its sole discretion, considers pertinent in selecting Eligible Employees to participate in the Plan. "Eligible Employee" means, for a Plan Year or portion of a Plan Year, an individual:

          (a) who is an employee of an Employer, exclusive of any employee who provides services to an Employer under a contract or arrangement with either the individual or with an agency or leasing organization that treats the individual as either an individual contractor or an employee of such agency or leasing organization, even if such individual is later determined to have been a common law employee of the Employer rather than an independent contractor or an employee of such agency or leasing organization;

          (b) who is a member of a select group of management or highly compensated employees; and

          (c) either (i) who, for such Plan Year, is a highly compensated employee under Section 414(q) of the Internal Revenue Code of 1986, as amended (the "Code"), or has satisfied such other minimum compensation or other classification requirements established from time to time by the Benefits Committee, or (ii) who otherwise is designated by the Benefits Committee, in its sole discretion, as eligible to participate in the Plan.

"Participant" means any individual who has been admitted to, and has not been removed from, participation in the Plan pursuant to this Article 2. A Participant must complete such forms and

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provide such data in a timely manner as is required by the Benefits Committee.
Such forms and data may include, without limitation, his acceptance of the terms and conditions of the Plan and his designation of a beneficiary to receive any death benefits payable hereunder.

     2.2 Adopting Subsidiaries. For employees of Subsidiaries that become Employers after the Effective Date, each Eligible Employee employed by an Employer on the date such Employer first becomes an Employer shall become a Participant in the Plan as of such Employer's effective date under the Plan. Each other Eligible Employee of such Employer shall become a Participant in the Plan in accordance with Section 2.1.

     2.3  Cessation of Active Participation.

          (a) Cessation of Eligible Status. A Participant's active participation in the Plan shall cease as of the date his employment with all Employers terminates. In addition, the Benefits Committee may remove a Participant from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee. Upon cessation of, or removal from, active participation in the Plan, a Participant's deferrals under the Plan shall cease.

          (b) Inactive Participant Status. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his Plan Accounts (as defined in Section 3.1) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his Plan Accounts shall continue to be credited with earnings and losses pursuant to the terms of Section 3.7, and he shall continue to be eligible to direct the manner in which his Accounts shall be deemed invested pursuant to Section 4.2.

          (c) Participation after Reemployment. If an Eligible Employee terminates employment with all Employers (either before or after he becomes a Participant) and then is reemployed as an Eligible Employee by an Employer, he shall become eligible to participate or to recommence his participation in the Plan as of the date, on or after his reemployment date, that he is notified by the Benefits Committee that he has been reselected by the Benefits Committee to become a Plan Participant.

          (d) Application of ERISA. It is the intent of the Employers that the Plan be exempt from Parts 2, 3, and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as an unfunded plan that is maintained by an Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (the "ERISA exemption"). Notwithstanding anything to the contrary in this Article 2 or in any other provision of the Plan, the Benefits Committee may in its sole discretion exclude any one or more Eligible Employees from eligibility to participate or from participation in the Plan, may exclude any Participant from continued participation in the Plan, and may take any further action it considers necessary or appropriate if the Benefits Committee reasonably determines in good faith that such exclusion or further action is necessary in order for the Plan to qualify for, or to continue to qualify for, the ERISA exemption.


                                   Article 3
                Participants' Accounts; Deferrals and Crediting

     3.1 Participants' Accounts. The Benefits Committee shall establish and maintain on behalf of each Participant the following separate bookkeeping accounts (an "Account") under the Plan:

          (i) Deferral Contribution Account. If the Participant was a Participant immediately prior to the Effective Date, his "Salary Reduction Contribution Account" under the Plan as in effect immediately prior to the Effective Date shall be renamed his "Deferral Contribution Account." Each other Participant shall have a "Deferral Contribution Account" maintained on his behalf under the Plan. With respect to any Participant, this Account shall represent the amount of his Deferral Contributions (as defined in Section 3.2) and earnings or losses attributable thereto.

          (ii) Employer Contribution Account. If the Participant was a Participant immediately prior to the Effective Date, his "Employer Contribution Account" under the Plan as in effect immediately prior to the Effective Date shall continue to be maintained on his behalf under the Plan. Each other Participant shall have an "Employer Contribution Account" maintained on his behalf under the Plan. With respect to any Participant, this Account shall represent the amount of his Matching Contributions (as defined in Section 3.4), his Discretionary Contributions (as defined in
     Section 3.5), if any, and earnings or losses attributable thereto.

The Benefits Committee, in its discretion, may also establish and maintain such additional separate bookkeeping accounts for the Participant as it shall deem desirable. Participants shall at all times from and after the Effective Date have 100 percent vested interests in their Accounts. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his beneficiary.

     3.2 Deferral Contributions. Each Participant may irrevocably elect to have Deferral Contributions made on his behalf for a Plan Year by completing and submitting to the Benefits Committee (or its designee) a Deferral Election (as defined in Section 3.3) setting forth the terms of his election. A "Deferral Contribution" means that portion of a Participant's Net Base Salary and Net Bonus that the Participant elects to defer receipt of, in lieu of receiving such

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compensation currently.  "Net Base Salary" means the Participant's annual base salary from his Employer for the Plan Year, net of employment tax deductions, wage withholding and any other payroll deductions, paid or payable in a regular salary paycheck while an active Participant in the Plan. "Net Bonus" means the Participant's annual bonus, if any, from his Employer for the Employer's fiscal year, net of employment tax deductions, wage withholding and any other payroll deductions, paid or payable in a bonus paycheck while an active Participant in the Plan. A Participant may elect to defer, through pay reduction each payroll period, no less than two percent nor more than 100 percent, in whole percentages, of his Net Base Salary for such payroll period and may elect to defer, through pay reduction each annual bonus period, no less than one percent nor more than 100 percent, in whole percentages, of his Net Bonus for such annual bonus period. Deferral Contributions may only be made while the Participant is actively employed by the Employer. For purposes of the Plan, a Participant will be considered actively employed during a period of paid leave of absence or salary continuation. A Participant will not be considered actively employed during a period of unpaid leave of absence or of Disability (as defined in Section 5.2(b)).

     3.3 Deferral Election. A Participant must complete and submit a written Deferral Election to the Benefits Committee providing for the reduction of his Net Base Salary and Net Bonus for the appropriate amount of Deferral Contributions. The following terms and conditions shall apply to Deferral
Elections:

          (a) Deferral Election For Short Plan Year. This subsection (a) applies to active Participants on the Effective Date. An active Participant on the Effective Date may make a Deferral Election with respect to (i) his Net Base Salary for the short Plan Year beginning on the Effective Date and ending on December 31, 1998 and (ii) his Net Bonus, if any, payable during the short Plan Year and for the Employer's fiscal year commencing in the short Plan Year. Such Deferral Election shall be effective for (i) the first regular salary paycheck earned after the date the Deferral Election becomes effective; (ii) the bonus paycheck, if any, paid after the date the Deferral Election becomes effective; and (iii) the bonus paycheck, if any, earned for the Employer's fiscal year commencing after the date the Deferral Election becomes effective. To be effective, the Participant's Deferral Election under the Plan for the short Plan Year must be made before the Effective Date. If a Participant in the Plan on the Effective Date fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected not to make Deferral Contributions for the short Plan Year.

          (b) Initial Deferral Election. This subsection (b) applies to an Eligible Employee who becomes a Participant after the Effective Date. The Participant's initial Deferral Election under the Plan with respect to his Net Base Salary for any Plan Year shall be effective for the first regular salary paycheck earned after the date the Deferral Election becomes effective. The Participant's initial Deferral Election under the Plan with respect to his Net Bonus, if any, for the Employer's fiscal year commencing in any Plan Year shall be effective for the bonus paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant's initial Deferral Election under the Plan with respect to his Net Base Salary must be made within the time period prescribed by the Benefits Committee (generally, before the first day of the Plan Year for which Deferral Contributions attributable to Net Base Salary will be made or, if later during such Plan Year, before the date on which his participation becomes effective pursuant to Section 2.1 or 2.2). To be effective, a Participant's initial Deferral Election under the Plan with respect to his Net Bonus, if any, must be made within the time period prescribed by the Benefits Committee (generally, before the first day of the Employer's fiscal year commencing in the Plan Year for which the Net Bonus to be deferred will be earned). If an Eligible Employee who becomes a Participant after the Effective Date fails to submit an initial Deferral Election in a timely manner, he shall be deemed to have elected not to make Deferral Contributions for that Plan Year.

          (c) Subsequent Deferral Election. A Participant's subsequent Deferral Election with respect to his Net Base Salary for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which the Net Base Salary to be deferred is payable. A Participant's subsequent Deferral Election with respect to his Net Bonus, if any, for the Employer's fiscal year commencing in any Plan Year must be made before the first day of such fiscal year for which the Net Bonus to be deferred is earned.

          (d) Term. Each Participant's Deferral Election shall remain in effect for the Net Base Salary earned during a Plan Year and for the Net Bonus, if any, earned during the Employer's fiscal year commencing in a Plan Year until the earlier of (i) the date the Participant ceases to be an active Participant, or (ii) the revocation of such Deferral Election made by the Participant. If a Participant is transferred from the employment of one Employer to the employment of another Employer, his Deferral Election with the first Employer will remain in effect and will apply to his Net Base Salary and Net Bonus, if any, from the second Employer until the earlier of those events set forth in the preceding sentence.

          (e) Crediting Contributions. For each Plan Year that a Participant has a Deferral Election in effect, the Benefits Committee shall credit the amount of such Participant's Deferral Contributions to his Deferral Contribution Account on or before the 15th business day of the month following the month in which such amount would have been paid to him but for his Deferral Election (or such other date or time as the Benefits Committee, in its sole discretion, determines from time-to-time).

     3.4 Matching Contributions. For each payroll period that a Participant makes a Deferral Contribution attributable to his Net Base Salary, the Benefits Committee shall credit to such Participant's Employer Contribution Account a Matching Contribution. "Matching Contribution" means an amount contributed by an Employer equal to 50 percent of a Participant's Deferral Contributions for a payroll period attributable to his Net Base Salary which on a cumulative annual basis have not exceeded the first six percent of his Base Salary for such Plan Year. "Base Salary" means the Participant's annual base salary from his Employer for the Plan Year, including any amounts deferred under this Plan or any other nonqualified deferred compensation plan and any amounts contributed by the Employer on the Participant's behalf pursuant to a salary deferral agreement which amounts are not includible in the Participant's income under Code Section 125 or 402(e)(3). Matching Contributions shall be credited to Participants' Employer Contribution Accounts on or before the 15th business day of the month following the month in which the respective payroll period ended (or such other date or time as the Benefits Committee, in its sole discretion, determines from time-to-time).

     3.5 Discretionary Contributions. As of the last business day of each Plan Year (or such other date or time as the Benefits Committee, in its sole discretion, determines from time-to-time), the Benefits Committee shall credit any Discretionary Contributions made with respect to a Participant for such Plan Year to such Participant's Employer Contribution Account. "Discretionary Contribution" means a discretionary amount contributed to the Plan by an Employer with respect to a Participant. An Employer may, but is not obligated to, make a Discretionary Contribution for a Plan Year for any one or more Participants, which Discretionary Contributions may be different amounts or different percentages of compensation for each such Participant.

     3.6 Debiting of Distributions. As of each business day, the Benefits Committee shall debit each Participant's Accounts for any amount distributed from such Accounts since the immediately preceding business day.

     3.7 Crediting of Earnings or Losses on Contributions. As of each business day, the Benefits Committee shall credit to each Participant's Accounts the amount of earnings or losses applicable thereto for the period since the immediately preceding business day. To effect such crediting of earnings and losses, the Benefits Committee shall, as of each business day, first subtract all distributions since the immediately preceding business day from the Account, add to the Account the amount of the contributions, and allocate the net earnings or losses to the Participant's Account based on the individual account activity of the Account during such period pursuant to a share accounting method under which each Participant's deemed investment in an Investment Fund (as defined in Section 4.1) shall be accounted for in deemed shares in funds selected by the Benefits Committee and offered within the Plan for purposes of calculating earnings and losses for Participants' Accounts. For this purpose, the Benefits Committee shall adopt uniform rules which conform generally to accepted accounting practices.

     3.8 Errors in Accounts. If an error or omission is discovered in the Account of a Participant, in the amount of a Participant's deferrals, or in the amount of Matching Contributions or Discretionary Contributions credited to the Participant's Account, the Benefits Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.


                                   Article 4
                                Investment Funds

     4.1 Selection by Benefits Committee. From time to time, the Benefits Committee shall select two or more investment funds (the "Investment Funds") for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Benefits Committee will notify Participants in writing prior to the beginning of each Plan Year and at such other times as the Benefits Committee deems necessary or desirable of the Investment Funds available under the Plan for such Plan Year. The Benefits Committee may change, add or remove Investment Funds on a prospective basis at any time and in any manner it deems appropriate.

     4.2 Participant Direction of Deemed Investments. Each Participant generally may direct the manner in which his Accounts shall be deemed invested in and among the Investment Funds; provided, such investment directions shall be made in accordance with the following terms:

          (a) Nature of Participant Direction. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Accounts, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

          (b) Investment of Contributions.  Except as otherwise provided in this
     Section 4.2, each Participant may make an investment election, made in such form as the Benefits Committee may direct or permit, prescribing the percentage of his future contributions that will be deemed invested in each Investment Fund. An initial investment election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan and shall apply to all contributions credited to such Participant's Accounts after such date. Such

     Participant may make subsequent investment elections at such times as permitted by the Benefits Committee, and such elections shall apply to all such specified contributions credited to such Participant's Accounts after the effective date of such election. Any investment election timely and properly made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.

          (c) Investment of Existing Account Balances. Each Participant who was a Participant under the Plan prior to the Effective Date shall make an investment election, effective as of the Effective Date, prescribing the percentage of his existing Account balances that will be deemed invested in each Investment Fund as of the Effective Date. Each Participant may make an investment election, effective as of the date the Participant commences or recommences participation in the Plan, prescribing a different percentage of his existing Account balances that will be deemed invested in each Investment Fund. Such Participant may make subsequent investment elections at such times as permitted by the Benefits Committee prescribing a different percentage of his existing Account balances that will be deemed invested in each Investment Fund. Each such election which is timely and properly made shall remain in effect until changed by such Participant.

          (d) Benefits Committee Discretion. The Benefits Committee shall have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Benefits Committee that are inconsistent with the deadlines or procedures specified in this Section 4.2 shall supersede such provisions of this Section 4.2 without the necessity of a Plan amendment.


                                   Article 5
                           Payment of Account Balances

     5.1 Benefit Payments Upon Termination of Service for Reasons Other Than Death.

     (a) General. In accordance with the terms of subsection (b) hereof, if a Participant's employment with the Employers and all other members of the HMG Group terminates for any reason other than death (including the cessation of his employer's membership in the HMG Group), he (or his beneficiary, if he dies after such termination of employment but before distribution of his Accounts) shall be entitled to receive a distribution of the total of (i) the entire amount credited to his Accounts, as adjusted for earnings or losses attributable thereto, determined as of the business day on which such distribution is processed; plus (ii) the amount of Deferral Contributions, Matching Contributions and Discretionary Contributions, if any, made since such business day; and minus (iii) the amount of any distributions made to the Participant since such business day. For purposes of this subsection, the "business day on which such distribution is processed" refers to the business day established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. "HMG Group" means the Company and all other companies that are members of the same controlled group of corporations (within the meaning of Code Section 414(b)) or under common control (within the meaning of Code Section 414(c)) with the Company.

     (b) Timing of Distribution. The distribution of the benefit payable to a Participant under this Section shall be made or commenced not later than 60 days after the date the Participant's employment with the Employers and all other members of the HMG Group terminates for any reason other than death.

     5.2  Form of Distribution.

     (a) Lump Sum Payment. Except as provided in subsection (b) or (c) hereof, the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a lump sum payment.

     (b) Annual Installments. A Participant may elect, at the time he makes his Deferral Election, or at any later time that is at least one year before his retirement date, to have any benefit payable under Section 5.1 on account of the Participant's retirement on or after attainment of age 55 paid in the form of annual installments over a five or ten year period; provided, if the Participant's Account balances are less than $50,000 on his employment termination date, his entire Account balances shall be paid in the form of a lump sum payment as provided in Section 5.2(a) hereof. In the event a Participant elects to have any benefit payable under Section 5.1 paid in the form of annual installments, such Participant may elect, at any time that is at least one year before his retirement date, to have his benefit paid in the form of a lump sum payment. In the event a Participant elects to have any benefit payable under Section 5.1 on account of his retirement on or after attainment of age 55 paid in the form of a lump sum payment, such Participant may elect, at any time that is at least one year before his retirement date, to have his benefit paid in the form of annual installments over a five or ten year period.

          (i) The installment payments shall be made in annual installments (adjusted for earnings or losses between payments in accordance with Section 3.7), commencing not later than 60 days after the Participant's termination of employment, and continuing each successive January thereafter.

     (ii) If a Participant dies after payment of his Account balances from the Plan has begun, but before his entire Account balances have been distributed, the remaining amount of his Account balances shall be distributed to the Participant's beneficiary in the form of a lump sum payment on the Participant's next scheduled payment date as determined in accordance with subsection (b)(i) hereof.

          (iii) Notwithstanding anything in this subsection (b) to the contrary, if the Benefits Committee, in its sole discretion, determines that a Participant has a "Disability" at the time his employment terminates, his entire Accounts shall be paid in the form of a lump sum payment as provided in Section 5.2(a) hereof. For purposes of the Plan, "Disability" shall mean that a Participant has incurred a physical or mental impairment which entitles him to disability benefits under the Employer's long term disability plan (or would so entitle him if he had paid the employee portion of the cost of such plan coverage). In making such determination, the Benefits Committee, in its sole discretion, may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Benefits Committee. The decision of the Benefits Committee as to Disability shall be final and binding.

     (c) Pre-Effective Date Election. This subsection (c) applies only to a Participant who was a Participant prior to the Effective Date. Notwithstanding anything to the contrary in subsection (a) or (b) above, if such Participant selected a form of distribution available under the terms of the Plan as in effect immediately prior to the Effective Date, which form of distribution is not available under this Article 5, the benefit payable to him under Section 5.1 shall be paid in accordance with such selection unless the Participant at any later time that is at least one year before the date his employment with the Employers and all other members of the HMG Group terminates elects to have such benefit distributed in the form of a lump sum payment or, subject to the terms and conditions of subsection (b), annual installments over a five or ten year period.

     5.3 Death Benefits. If a Participant dies before payment of his entire Account balances from the Plan is made, such Participant's beneficiary shall be entitled to receive a lump sum distribution of the total of (i) the entire amount credited to such Participant's Accounts, as adjusted for earnings or losses attributable thereto, determined as of the business day on which such distribution is processed; plus (ii) the amount of Deferral Contributions, Matching Contributions and Discretionary Contributions made since such business day, if any; and minus (iii) the amount of any distributions made to the Participant since such business day. For purposes of this Section, the "business day on which such distribution is processed" refers to the business day established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such beneficiary not later than 60 days after the date of the Participant's death.

     5.4  In-Service Distributions.

     (a) Hardship Distributions. Upon receipt of an application for an in-service hardship distribution and the Benefits Committee's decision, made in its sole discretion, that a Participant has suffered a "Financial Hardship", the Participant shall be entitled to receive an in-service distribution from his Account balances. "Financial Hardship" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Code Section 152(a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Benefits Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Benefits Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be Financial Hardships include the need to send a Participant's child to college or the desire to purchase a home. Such distribution shall be paid in a lump sum payment not later than 60 days after the Benefits Committee determines that the Participant has incurred a Financial Hardship. The amount of such lump sum payment shall not exceed the total of (i) the entire amount credited to the Participant's Accounts, as adjusted for earnings or losses attributable thereto, determined as of the business day on which such distribution is processed; plus (ii) the amount of Deferral Contributions, Matching Contributions and Discretionary Contributions made since such business day, if any; and minus (iii) the amount of any distributions made to the Participant since such business day; and, the amount of such lump sum payment shall be further limited to the amount that the Benefits Committee determines is reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. For purposes of this subsection, the "business day on which such distribution is processed" refers to the business day established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. The amount of such distribution shall reduce the Participant's Account balances as provided in Section 3.6.

     (b) Distributions with Forfeiture. Notwithstanding any other provision of this Article 5 to the contrary, a Participant may elect, at any time prior to the complete distribution of his Plan Accounts, to receive a distribution of 90 percent of the total of (i) the entire amount credited to his Accounts, as adjusted for earnings or losses attributable thereto, determined as of the business day on which such distribution is processed; plus (ii) the amount of Deferral Contributions, Matching Contributions and Discretionary Contributions made since such business day, if any; and minus (iii) the amount of any distributions made to the Participant since such business day. Such distribution shall be made not later than 60 days after the date of the Participant's election under this subsection (b). As of the business day as of which such distribution is processed, an amount equal to ten percent of such Participant's total Account balances as of such date shall be permanently and irrevocably forfeited, and such Participant shall not be eligible to make Deferral Contributions under the Plan after such distribution. For purposes of this subsection, the "business day on which such distribution is processed" refers to the business day established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure.

     (c) Specified In-Service Distributions. Notwithstanding any other provision of this Article 5 to the contrary, a Participant may elect on his Deferral Election to receive an in-service distribution of a specified percentage (up to 100 percent) or a specified amount of the Deferral Contributions made pursuant to such Deferral Election, as adjusted for earnings or losses attributable thereto and reduced for any distributions thereof under subsection (a) or (b) above, determined as of the business day on which such distribution is processed. Such distribution shall be made in a lump sum payment not later than 60 days after the first day of the Plan Year designated by the Participant on his Deferral Election provided that such Plan Year begins after the third anniversary of the date the Deferral Contribution to be distributed would have been paid to the Participant but for his Deferral Election. For purposes of this subsection, the "business day on which such distribution is processed" refers to the business day established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. The amount of such distribution shall reduce the Participant's Deferral Contribution Account balance as provided in Section 3.6. Any portion of the Participant's Deferral Contribution Account which is not distributed under this subsection (c) shall be distributed in accordance with Section 5.1 or 5.3, whichever is applicable, and shall remain available for distributions under this Section 5.4 except for any other in-service distributions under this Section 5.4(c). If the Participant's employment with the Employers and all other members of the HMG Group terminates for any reason prior to the payment of his in-service distribution hereunder, his in-service distribution election shall be cancelled and of no effect and the Participant's Deferral Contribution Account shall be distributed in accordance with Section 5.1 or 5.3, whichever is applicable.

     (d) Deductible Limit. Notwithstanding anything in the Plan to the contrary, the distribution of a Participant's benefit hereunder prior to his termination of employment with the Employer and all other members of the HMG Group shall be limited to an amount that would not cause the Participant to receive compensation that the Benefits Committee determines would not be deductible under Code Section 162(m).

     5.5 Beneficiary Designation. Participants shall designate and from time to time may redesignate their beneficiaries to receive any death benefits that may be payable under the Plan upon such Participant's death in such form and manner as the Benefits Committee may determine. In the case of a Participant who is legally married on the date of his death, his beneficiary shall be his surviving spouse unless such spouse validly consents in writing to a different beneficiary designation or the Participant establishes to the satisfaction of the Benefits Committee that the consent cannot be obtained because there is no spouse, the spouse cannot be found or some other reasonable excuse. In the event that:

          (i) a Participant dies without designating a beneficiary;

          (ii) the beneficiary designated by a Participant is not alive when a payment is to be made to such person under the Plan, and no contingent beneficiary has been designated; or

          (iii) the beneficiary designated by a Participant cannot be located by the Benefits Committee within one year from the date benefits are to be paid to such person;

then, in any of such events, the beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's surviving spouse, if any, and if not, the estate of the Participant.


                                   Article 6
                                     Claims

     6.1 Initial Claim. Claims for benefits under the Plan may be filed with the Benefits Committee on forms or in such other written documents, as the Benefits Committee may prescribe. The Benefits Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim or submit the claim for review.

     6.2 Appeal. Any Participant or beneficiary who has been denied a benefit shall be entitled, upon request to the Benefits Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Benefits Committee's possession in order to prepare the appeal. The request for review, together with a written statement of the claimant's position, must be filed with the Benefits Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 6.1. The Benefits Committee's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

     6.3 Satisfaction of Claims. Any payment to a Participant or beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Benefits Committee and the Employers, any of whom may require such Participant or beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Benefits Committee or the Employers. If receipt and release is required but the Participant or beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Benefits Committee or the Employers receive a proper receipt and release.


                                   Article 7
                          No Funding of Plan Benefits

     Nothing herein shall require the Employers to segregate or set aside any funds or other property for the purpose of paying any benefits under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions by the Employers or the Benefits Committee shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Employers and the Participant, his beneficiary, or any other person. Benefits hereunder shall be paid from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employers. The obligation of the Employers hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant or his beneficiary is entitled to receive payments from the Employers under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employers; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Employers. It is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.


                                   Article 8
                               Benefits Committee

     8.1  Benefits Committee's Duties.   The Benefits Committee is the plan
administrator. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Benefits Committee elsewhere in the Plan, the Benefits Committee shall have the following discretionary powers, rights and duties:

          (a) To construe and interpret the Plan, to decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions in its sole and complete discretion.

          (b) To adopt such rules of procedure as may be necessary for the efficient administration of the Plan and as are consistent with the Plan, and to enforce the Plan in accordance with its terms and such rules.

          (c) To make determinations as to the right of any person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions in accordance with the provisions of the Plan.

          (d) To furnish the Employers and Participants with such information as may be required by them for tax or other purposes in connection with the Plan.

          (e) To enroll Participants in the Plan, distribute and receive Plan administration forms and comply with all applicable governmental reporting and disclosure requirements.

          (f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by an Employer), and to allocate or delegate to them such powers, rights and duties as the Benefits Committee considers necessary or advisable to properly carry out the administration of the Plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

          (g) To report at least annually to the Board of Directors of the Company or to such person or persons as the Board of Directors of the Company designates as to the administration of the Plan, any significant problems which have developed in connection with the administration of the Plan and any recommendations which the Benefits Committee may have as to the amendment of the Plan or the modification of Plan administration. At least once for each Plan Year, the Benefits Committee shall cause a written statement of a Participant's Account balances to be distributed to the Participant.

     8.2 Action by Plan Administration. During a period in which two or more Benefits Committee members are acting, any action by the Benefits Committee will be subject to the following provisions:

          (a) The Benefits Committee may act by meeting (including a meeting from different locations by telephone conference) or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the Benefits Committee members qualified to vote with respect to such action.

          (b) A Benefits Committee member by writing may delegate part or all of his rights, powers, duties and discretion to any other Benefits Committee member, with such other Benefits Committee member's consent.

          (c) No member of the Benefits Committee shall be liable or responsible for an act or omission of other Benefits Committee members in which the former has not concurred.

          (d) The Benefits Committee shall choose a secretary who shall keep minutes of the Benefits Committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or other written direction on behalf of the Benefits Committee.

     8.3 Information Required for Plan Administration. The Employers shall furnish the Benefits Committee with such data and information as the Benefits Committee considers necessary or desirable to perform its duties with respect to Plan administration. The records of an Employer as to an employee's or Participant's period or periods of employment, termination of employment and the reason therefor, leaves of absence, reemployment and base salary and bonus will be conclusive on all persons unless determined to the Benefits Committee's satisfaction to be incorrect. Participants and other persons entitled to benefits under the Plan also shall furnish the Benefits Committee with such evidence, data or information as the Benefits Committee considers necessary or desirable for the Benefits Committee to perform its duties with respect to Plan administration.

     8.4  Decision of Benefits Committee Final.  Subject to applicable law and
Article 6, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Benefits Committee made by the Benefits Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Benefits Committee shall make such adjustment on account thereof as the Benefits Committee considers equitable and practicable.

     8.5 Interested Benefits Committee Member. If a member of the Benefits Committee is also a Participant in the Plan, he may not decide or determine any matter or question concerning his benefits unless such decision or determination could be made by him under the Plan if he were not a Benefits Committee member.

     8.6 Indemnification. No person (including any present or former Benefits Committee member, and any present or former director, officer or employee of any Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan. Each present or former director, officer or employee of any Employer to whom the Benefits Committee or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Benefits Committee member shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the
Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense. No member of the Benefits Committee shall be liable for any act or omission of any other member of the Benefits Committee, nor for any act or omission upon his own part, excepting his own willful misconduct.


                                   Article 9
                           Relating to the Employers

     9.1 Action by Employers. Any action required or permitted of an Employer under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

     9.2 Additional Employers. Any Subsidiary of the Company that is not an Employer may adopt the Plan and become an Employer hereunder by filing with the Benefits Committee a certified copy of a resolution of the Board of Directors of the Subsidiary providing for its adoption of the Plan and a certified copy of a resolution of the Board of Directors of the Company consenting to such adoption.


                                   Article 10
                           Amendment and Termination

     10.1 Amendment. While the Employers expect and intend to continue the Plan, the Company must necessarily reserve and hereby does reserve the right to amend the Plan from time to time. Any amendment of the Plan will be by resolution of the Board of Directors of the Company or any committee of the Board of Directors to whom such authority has been delegated. Notwithstanding the preceding sentence, the Benefits Committee may amend the Plan in the following respects without the approval of the Board of Directors of the
Company: (i) amendments required by law; (ii) amendments that relate to the administration of the Plan and that do not materially change the cost of the Plan; and (iii) amendments that are designed to resolve possible ambiguities, inconsistencies, or omissions in the Plan and that do not materially increase the cost of the Plan. No amendment shall reduce the value of a Participant's Account balances to less than the amount (as subsequently adjusted for earnings and losses attributable thereto) he would be entitled to receive if he had resigned from the employ of all of the Employers on the day of the amendment.

     10.2 Termination. The Plan will terminate as to all Employers on any date specified by the Company if advance written notice of the termination is given to the Benefits Committee and any other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:

          (a) The date it is terminated by that Employer if advance written notice of the termination is given to the Company, the Benefits Committee and the other Employers.

          (b) The date that Employer is judicially declared bankrupt or insolvent.

          (c) The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that:

               (i) in any such event arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that Employer under the Plan; and

               (ii) if any Employer is merged, dissolved or in any way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.

Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by an Employer are transferred to employment with one or more of the other Employers coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

     10.3 Distribution on Termination. On termination of the Plan as respects all Employers (and, at the discretion of the Company, on a termination of the Plan as respects any Employer that does not result in the termination of the Plan as respects all Employers), each affected Participant's Accounts shall be distributed in a lump sum payment as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the business day on which such distribution is processed. For purposes of this Section, the "business day on which such distribution is processed" refers to the business day established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. Such determination shall be binding on all Participants and beneficiaries.

                                   Article 11
                               General Provisions

     11.1 Notices. Any notice or document relating to the Plan required to be given to or filed with the Benefits Committee or any Employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the Benefits Committee, in care of the Company.

     11.2 Nonalienation of Plan Benefits. The rights or interests of any Participant or any Participant's beneficiaries to any benefits or future payments under the Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive under the Plan, except as may be required by the tax withholding provisions of the Code or a state's income tax act.

     11.3 Payment with Respect to Incapacitated Persons. If any person entitled to benefits under the Plan is under a legal disability or, in the Benefits Committee's opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the Benefits Committee may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Benefits Committee may direct the application of such benefit for the benefit of such person in any manner which the Benefits Committee may select that is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this Section 11.3 shall be a full and complete discharge of any liability for such payments.

     11.4 No Employment or Benefit Guaranty. None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers or the Benefits Committee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer.

     11.5 Litigation. In any action or proceeding regarding any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the

Plan. Acceptance of participation in the Plan shall constitute a release of the Employers, the Benefits Committee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.

     11.6 Headings. The headings of the various Articles and Sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a Section shall refer to a Section of the Plan unless specified otherwise.

     11.7 Evidence. Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

     11.8 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular wherever required by the context.

     11.9 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

     11.10 Applicable Law. The Plan shall be construed in accordance with the laws of the State of Mississippi.

     11.11 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan.

     11.12 Withholding for Taxes. Notwithstanding any other provisions of the Plan, any Employer may withhold from any payment to be made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code, any state or local income tax act or any applicable similar laws.

     11.13 Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Benefits Committee and its successor and on the Employers and their successors, whether by way of merger, consolidation, purchase or otherwise.

          11.14 Effect on Other Employee Benefit Plans. Any benefit paid or payable under this Plan shall not be included in a Participant's or employee's compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by an Employer except as may otherwise be required under the terms of such employee benefit plan.